EXHIBIT 11
                      COMPUTATION OF PER SHARE EARNINGS (1)


                                                          Three months ended
                                                              December 31,
                                                        2002             2001
                                                     ----------       ----------

Net  Income                                          $2,032,000       $1,423,000
                                                     ==========       ==========
Average shares outstanding                            4,411,221        4,597,512
                                                     ==========       ==========
Basic earnings per share                             $     0.46       $     0.31
                                                     ==========       ==========
Net Income                                           $2,032,000       $1,423,000
                                                     ==========       ==========
Average shares outstanding                            4,411,221        4,597,512
Net effect of dilutive stock options                    397,420          289,128
                                                     ----------       ----------
Adjusted shares outstanding                           4,808,641        4,886,640
                                                     ==========       ==========
Diluted earnings per share                           $     0.42       $     0.29
                                                     ==========       ==========

                                                          Nine months ended
                                                              December 31,
                                                        2002             2001
                                                     ----------       ----------
Net  Income                                          $5,864,000       $3,864,000
                                                     ==========       ==========
Average shares outstanding                            4,530,884        4,777,230
                                                     ==========       ==========
Basic earnings per share                             $     1.29       $     0.81
                                                     ==========       ==========
Net Income                                           $5,864,000       $3,864,000
                                                     ==========       ==========
Average shares outstanding                            4,530,884        4,777,230
Net effect of dilutive stock options                    402,970          278,229
                                                     ----------       ----------
Adjusted shares outstanding                           4,933,854        5,055,459
                                                     ==========       ==========
Diluted earnings per share                           $     1.19       $     0.76
                                                     ==========       ==========

(1) Share amounts have been adjusted to reflect a 3-for-1 stock split on September 3, 2002.

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